Exhibit 99.2

Exhibit A to Bill of Sale, Assignment, Acceptance and Assumption
Agreement

                                 Fair Value    Fair Value    Fair Value
Holdings                         3-31-2006     6-30-2006     12-29-2006
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Dakota Arms, Inc.                   14,501             0              0
Dakota Holdings, LLC               582,090             0              0
Triangle Biomedical Sciences, Inc.       0             0              0
El Dorado Ventures III, L.P.             0             0              0
Medical Science Partners, L.P.           0             0              0
Onset Enterprises Associates, L.P.       0             0              0